SECOND AMENDMENT to

FUND SERVICES AGREEMENT

THIS AMENDMENT (this “Amendment”), effective as of November 13, 2013, by and among Copeland Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”), and Gemini Fund Services, LLC, a Nebraska limited liability company (“Gemini”), collectively, the “Parties”).

WHEREAS, the Parties entered into that certain Fund Services Agreement dated November 15,

2010, and amended on November 13, 2012 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties agree as follows:

1.

Amendments.

(a)

Appendix IV to the Agreement is hereby deleted in its entirety and replaced with

Appendix IV attached hereto, as the same may be amended from time to time.

2.

Miscellaneous.

(a)

Except as amended hereby, the Agreement shall remain in full force and effect.

(b)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

COPELAND TRUST

By:  /s/Eric C. Brown

Name:  Eric C Brown

Title:    President

GEMINI FUND SERVICES, LLC

By:  /s/Kevin Wolf

Name:  Kevin Wolf

Title:    President

APPENDIX IV

LIST OF FUNDS

SERVICES & FEES

This Appendix IV is part of the Fund Services Agreement between Copeland Trust and Gemini Fund Services, LLC.  Set forth below are the Services elected by the Fund(s) identified on this Appendix IV along with the associated Fees.

EFFECTIVE DATE

The Effective Date for the Funds set forth on this Appendix IV shall be the later of the date of this Agreement or upon commencement of operations of a Fund.

COVERED FUNDS

The Funds to be covered under this Agreement include:

Fund Name	Board Approval Date
COPELAND RISK MANAGED DIVIDEND GROWTH FUND	November 15, 2010
COPELAND INTERNATIONAL RISK MANAGED DIVIDEND GROWTH FUND	November 13, 2012

Copeland Risk Managed Dividend Growth Fund and Copeland International Risk Managed Dividend Growth Fund are collectively referred to herein as the “Fund Complex”.

SELECTED SERVICES and FEES

The Fund(s) shall pay to GFS the following fees:  (all basis point fees will be calculated based upon the average net assets of the Fund for the previous month)

Fund Accounting Fees

1.

Base annual fee (per Fund): $27,000.00*

     PLUS

2 basis points or 0.02% on net assets of $25 million to $100 million, and

1 basis point or 0.01% on net assets greater than $100 million.

*Funds with multiple share classes will be assessed an additional $6,000.00 annual fee for each share class above one.  Bond funds will be assessed an additional $6,000.00 annual fee.  Fund Accounting Fees for global funds, defined as funds processing more than 25% in non-domestic assets, will be charged at 150% of the above rates (base fee as well as basis point fee).

2.

Price Quotes.  The charge for equity and bond price quotes per security, per day will be as follows:

$.15 Domestic and Canadian Equities
$.15 Options
$.50 Corp/Gov/Agency Bonds
$.50 International Equities and Bonds
$.80 Municipal Bonds
$1.00 CMO’s
$62.50 per CDX or Equivalent (monthly fee)
$62.50 per Single Name Credit Default Swap (monthly fee)

3.

Additional Charges.

a.

Out-of-pocket expenses.  The Fund(s) shall reimburse GFS for all out-of-pocket expenses incurred by GFS to provide the Services to the Fund(s).

b.

Manual processing fee.  The Fund(s) shall pay an additional charge of $500.00 per month for portfolios that transmit daily trades via facsimile as opposed to utilizing an electronic format.

c.

SSAE 16 expense.  Each Fund shall pay its allocated portion of the GFS annual SSAE 16 review.

d.

Fund Accounting Data De-Conversion fee.  Each Fund shall pay a Fund Accounting record data de-conversion fee in the amount of $2,500.00 upon a cancellation or termination of this Agreement for any reason other than liquidation of the Fund.

Fund Administration Fees

1.

Base annual fee (per Fund):

10 basis points (0.10%) on the first $100 million of net assets

8 basis points (0.08%) on the next $150 million of net assets

6 basis points (0.06%) on next $250 million of net assets

3 basis points (0.03%) on the next $500 million of net assets

2 basis points (0.02%) on net assets greater than $1 billion

2.

State Registration (Blue Sky) Fees:

Each Fund shall pay its allocated federal and state regulatory filing fees.  In addition, each Fund shall pay GFS the following fees per state registration:

Initial registration	$ 295.00
Registration renewal	$ 150.00
Sales reports (if required)	$ 25.00

3.

Additional Charges.

a.

Out-of-pocket expenses.  The Fund(s) shall reimburse GFS for all out-of-pocket expenses incurred by GFS to provide the Services to the Fund(s).

b.

FIN 48 Compliance fee.  Each Fund shall pay GFS $250.00 per calendar quarter for FIN 48 Compliance.

c.

Fund Administration Data De-Conversion fee.  Each Fund shall pay a Fund Administration record data de-conversion fee in the amount of $2,500.00 upon a cancellation or termination of this Agreement for any reason other than liquidation of the Fund.

Gemini hereby agrees to waive the first $3,000.00 per month in fund administration fees.  Such waiver shall run from November 1, 2013 through and including October 31, 2014.

PHTRANS/ 1290900.1

Transfer Agency Fees

1.

Base annual fee:

$14.00 annual fee per open account

($1.00 annual fee per closed account)

2.

General Activity Charges:

Customer Service Calls	$2.50 per call
Manual Transactions	$1.00 per transaction
New Account Opening (manual)	$2.50 per account
New Account Opening (electronic)	$0.40 per account
Incoming IRA Transfer from prior custodian	$25.00*
IRA Transfer to successor custodian	$25.00*

*Effective as of March 1, 2013, such charges will no longer be applicable.

☐Check this box to elect 24 Hour Automated Voice Response

24 Hour Automated Voice Response Charges:
Initial set-up (one-time) charge	$1,500.00 per fund family
Monthly charge	$50.00 per fund family

3.

Web Package Fees:

☐Check this box for Shareholder Desktop Web Package (described below)

$7,500.00 initial installation charge

$2,500.00 annual maintenance (invoiced annually in advance)

☐Check this box for Shareholder Desktop Online New Accounts (described below)

$2,000.00 initial installation charge

$2.50 per new account fee

☐Check this box for Fund Data Web Package (described below)

$5,000.00 initial installation charge

$1,500.00 annual maintenance (invoiced annually in advance)

4.

Additional Charges:

a.

Transfer Agency De-Conversion fee.  Each Fund shall pay a Transfer Agency record data de-conversion fee in the amount of $10,000.00 upon a cancellation or termination of this Agreement for any reason other than liquidation of the Fund.

b.

Rule 22c-2 compliance fee.  The Funds shall pay a $100.00 monthly administration fee for Rule 22c-2 compliance per fund family, plus an additional monthly fee of $25.00 per Fund.

Special Reports/Programming Fees

All special reports analyses and/or programming requested by a Fund or the Trust under this Agreement shall be subject to an additional programming charge, agreed upon in advance, based upon the following rates:

GFS Senior & MIS Staff	$200.00 per hour
GFS Junior Staff	$100.00 per hour

Out -of-pocket Expenses

The Trust shall reimburse GFS for all out-of-pocket expenses incurred by GFS when performing Services under this Agreement, including but not limited to the following:

o Anti-ID Theft Monitoring	o Pro rata portion of annual SSAE 16 review
o Bank Account and other Bank Fees	o Proxy Services
o Customer Identification/AML Program Costs	o Record Storage
o Fund Stationery and Supplies	o Regulatory fees and assessments
o Locating Lost Shareholders/Escheatment Costs	o State and Federal filing fees and assessments
o NSCC Charges	o Tax Reporting
o Postage	o Telephone and Toll Free Lines
o Pre and Post Sale Fulfillment	o Travel Requested by the Trust
o Printing Fund Documents

Signature page follows

The parties hereto agree to the Services and associated fees for the Fund(s), effective as set forth in this Appendix IV to the Fund Services Agreement.

COPELAND TRUST By: /s/Eric C. Brown Eric C. Brown President	GEMINI FUND SERVICES, LLC By: /s/Kevin Wolf Kevin Wolf President